SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 1, 1999

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             0-17072                   11-2844247
(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                  File Number)             identification No.)


100 Sweeneydale Avenue, Bay Shore, New York                         11706
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (631) 434-1300

                                       N/A
          (Former name or former address, if changed since last report)


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Item 4.   Change in Registrant's Certifying Accountant.

A) On December 1, 1999, the Registrant's Board of Directors voted in favor of dismissing BDO Seidman LLP ("BDO Seidman") as independent accountants to the Registrant. BDO Seidman's reports on the financial statements of the Registrant for the fiscal years ended April 30, 1998 and 1999 (the only periods for which BDO Seidman was engaged as independent accountants) did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO Seidman's reports included a reference to a substantial doubt about the Registrant's ability to continue as a going concern. In connection with the audits for the fiscal years ended April 30, 1998 and 1999, and through December 1, 1999, there have been no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman would have caused them to make reference thereto in their reports on the financial statements for such years. In connection with the audit of the financial statements for the year ended April 30, 1998, BDO Seidman reported to management that two material weaknesses exist in the internal control structure. These weaknesses are 1) the necessity for the Registrant to segregate the duties of certain financial department personnel and to limit these individuals' access to process certain accounts payable and payroll transactions, their access to blank checks and their access to facsimile signature stamps, and 2) the necessity for the Registrant to safeguard supplies of blank accounts payable and payroll checks. In connection with the audit of the financial statements for the year ended April 30, 1999, BDO Seidman has not yet issued its report on matters involving internal control or its operations to the Audit Committee of the Registrant's Board of Directors. The Registrant issued 22,284,683 shares of Common Stock and 9,346 shares of Series B Preferred Stock to Spotless Plastics (USA) Inc. under a Subscription Agreement dated October 29, 1999. The Registrant also received $2,000,000 from Spotless Plastics
     (USA) Inc. under a Convertible Promissory Note dated October 29, 1999. BDO Seidman participated in preliminary discussions regarding these transactions as well as certain options granted to the Registrant's Chief Executive Officer, but has not been asked to, nor has it, expressed an opinion regarding these transactions.

     There were no other reportable events or disagreements with BDO Seidman to report as defined in Regulation S-B Item 304 (a) (1) (iv).

     Management of the Registrant has addressed the aforementioned weaknesses in internal control and believes that they have been adequately remedied.

     The Registrant has requested that BDO Seidman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 7, 1999, is filed as Exhibit 16 to this Current Report on Form 8-K.


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B)   On  December 1, 1999, the  Registrant's  Board  of Directors voted in favor of electing Deloitte and Touche LLP ("Deloitte and Touche") as independent accountants to the Registrant. The Registrant had not consulted with Deloitte and Touche regarding the application of any accounting principles to any individual transaction or group of transactions undertaken by the Registrant. The Registrant has not consulted with Deloitte and Touche regarding the type of audit opinion that might be rendered by Deloitte and Touche as a result of their audit of the Registrant's financial statements. The Registrant did not consult with Deloitte and Touche on any matter that was the subject of a disagreement with BDO Seidman.

Item 7.   Financial Statements and Exhibits

     Exhibit 16 - Letter dated December 7, 1999 from BDO Seidman to the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                   By: /s/ Daniel Rosenberg
                                       Daniel Rosenberg, Chief Financial
                                       Officer

Date:     December 8, 1999